Exhibit  21.1



                  ELCOM INTERNATIONAL, INC., AND SUBSIDIARIES


           SUBSIDIARIES OF THE REGISTRANT AND STATE OF INCORPORATION
                              AS OF MARCH 2, 1998


                                                                 Place of
        Name                                                  Incorporation

Elcom International, Inc.                                       Delaware

Elcom Systems, Inc.                                             Delaware

Catalink Direct, Inc.                                           Delaware

Elcom International Limited                                   United Kingdom

Elcom Systems Limited                                         United Kingdom

Elcom Group Limited                                           United Kingdom

AMA (UK) Limited                                              United Kingdom

Elcom Holdings Limited                                        United Kingdom

Rapid Recall Limited                                          United Kingdom

Elcom Information Services Limited                            United Kingdom

Elite Computer Distribution Limited                           United Kingdom

Prophet Group Limited                                         United Kingdom

Portable Computers Limited                                    United Kingdom

Able Computer Distribution Limited                            United Kingdom

Data Supplies Limited                                         United Kingdom

DS Datacare Limited                                           United Kingdom

Lantec Information Services Limited                           United Kingdom